                                                                     Exhibit 5.1


                    [Jaffe, Raitt, Heuer & Weiss Letterhead]

                                October 2, 2001

Genomic Solutions Inc.
4355 Varsity Drive, Suite E
Ann Arbor, Michigan 48108

    Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel for Genomic Solutions Inc., a Delaware corporation ("GSI"), in connection with the preparation of its Registration Statement on Form S-4, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by GSI of shares of its common stock, par value $0.001 per share (the "Shares"), to be issued in connection with the proposed merger of GSI's wholly-owned subsidiary, Cartesian Acquiring Corporation., a Delaware corporation ("CAC"), with Cartesian Technologies, Inc., a California corporation ("Cartesian") pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of September 28, 2001, among GSI, CAC and Cartesian (the "Merger Agreement").

     In rendering the opinions expressed below, we have examined and relied upon, among other things, (i) the Merger Agreement, (ii) GSI's
Articles of Incorporation, as amended, incorporated by reference as an exhibit to the Registration Statement, (iii) GSI's Bylaws, as amended, incorporated by reference as an exhibit to the Registration Statement, (iv) a Good
Standing Certificate for GSI issued by the Delaware Secretary of State and
(v) the resolutions adopted at the board of directors meeting held on September 6, 2001. In rendering this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also made such investigations of Michigan law and the Delaware General Corporation Law as we have deemed appropriate. In rendering this opinion we have also assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the common stockholders of Cartesian will have approved and adopted the Merger Agreement and the merger,
(iii) the common stockholders of GSI will have approved the issuance of shares of GSI's common stock as contemplated by the Merger Agreement, as described in the Registration Statement, (iv) the transactions contemplated by the Merger Agreement will have been consummated in accordance with the Merger Agreement, and (v) there have been no changes in the documents reviewed or any law or fact which may be material to this opinion.

     On the basis of the foregoing, and based solely on our review of Michigan law and the Delaware General Corporation Law, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable. We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the

Delaware General Corporation Law, and this opinion is qualified accordingly. This opinion is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by GSI and CAC is accurate and complete.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Jaffe, Raitt, Heuer & Weiss, Professional Corporation, in the joint proxy statement/prospectus constituting a part of the Registration Statement under the caption "Legal Opinions," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                                /s/ Peter Sugar

                                  Peter Sugar